As filed with the Securities and Exchange Commission on January 27, 2011.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE HOWARD HUGHES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	36-4673192 (I.R.S. Employer Identification Number)
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75240
(Address, including zip code,
of registrant’s principal executive offices)
THE HOWARD HUGHES CORPORATION
2010 EQUITY INCENTIVE PLAN
(Full title of the plan)
Grant Herlitz
President
The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, Suite 950
Dallas, Texas 75240
(214) 741-7744
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☑	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered (1)	per Share (2)	Price (2)	Fee
Common Stock, par value $0.01 per share	2,522 shares	$52.10	$131,396.20	$16

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of The Howard Hughes Corporation 2010 Equity Incentive Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Common Stock, par value $0.01 per share of The Howard Hughes Corporation as reported on the New York Stock Exchange on January 21, 2011.

Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2
EX-23.3
EX-24.1

EXPLANATORY NOTE
     The Howard Hughes Corporation (the “Company”) is hereby registering 2,522 additional shares of its Common Stock, par value $0.01 per share (“Common Stock”), available for issuance in connection with options to purchase Common Stock assumed by the Company under its 2010 Equity Incentive Plan (the “Plan”) in connection with the Company’s spin-off from General Growth Properties, Inc. In accordance with the terms of the Plan, the assumption of these options will not reduce the maximum number of shares available for issuance under the Plan. Registration Statement No. 333-170432 on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2010, relating to the same class of securities, is currently effective. In accordance with General Instruction E to Form S-8, the contents of such Registration Statement are incorporated herein by reference.

Item 5.	Interests of Named Experts and Counsel.
     Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of BKD, LLP

24.1	Power of Attorney

99.1	The Howard Hughes Corporation 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed with the SEC on November 12, 2010)

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 27th day of January, 2011.

THE HOWARD HUGHES CORPORATION
By:	/s/ Grant Herlitz
Grant Herlitz
President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 27, 2011.

Signature	Title

*	Chief Executive Officer and Director
David R. Weinreb	(Principal Executive Officer)

*	Interim Chief Financial Officer
Rael Diamond	(Principal Financial and Accounting Officer)

* William Ackman	Director

* David Arthur	Director

* Adam Flatto	Director

* Jeffrey Furber	Director

* Gary Krow	Director

* Allen Model	Director

* R. Scot Sellers	Director

* Steven Shepsman	Director

*	By:	/s/ Grant Herlitz
Grant Herlitz, Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of BKD, LLP

24.1	Power of Attorney

99.1	The Howard Hughes Corporation 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K, filed with the SEC on November 12, 2010)

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